                                                                    EXHIBIT 10.8

Certain confidential information contained in this document, marked by brackets, is filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.



                               RODALE PRESS, INC.

                                WEBSITE AGREEMENT



        THIS WEBSITE AGREEMENT (the "Agreement") is made as of this 2nd day of May, 1997 (the "Effective Date") between Rodale Press, Inc. ("Rodale"), a Pennsylvania corporation, with offices at 33 East Minor Street, Emmaus, Pennsylvania, and WIRE NETWORKS, INC. ("WNI"), a California corporation, with offices at 1820 Gateway Drive, Suite 150, San Mateo, California 94404.

        WHEREAS Rodale is a book and magazine publisher;

        WHEREAS WNI has substantial Internet design, editorial and community-building expertise and is a leading provider of interactive content; and

        WHEREAS both parties deem their respective services and products to be largely complementary and have agreed to jointly produce a content and community site on the World Wide Web and to grant certain rights to each other in furtherance of promoting such site, on the terms and conditions set forth in this Agreement,

        NOW THEREFORE, in consideration of mutual promises contained herein, the parties agree as follows:

                         ARTICLE 1: CERTAIN DEFINITIONS

        1.1 Certain Definitions. As used herein, the following terms shall have the following defined meanings:

        "Advertising Revenue" shall mean, for any period, the sum of the aggregate amounts collected by or on behalf of either party hereto arising from the license or sale of any Advertising Rights on the Site, and excluding amounts allocable to any credits granted for unused services, discounts, any direct costs of collection (including, without limitation, fees paid to third parties, agency fees and fees paid between parties to WNI's internal sales personnel or to Rodale).

        "Intellectual Property" shall mean all rights in and to trade secrets, patents, copyrights, trademarks, know-how, as well as moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign, including rights in and to all applications and registrations relating to any of the foregoing.

        "Internet" shall mean the collection of computer networks commonly known as the Internet.

                                       1.
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        "Page View" shall mean each occasion in which a user visiting the Site accesses a page from the Site.

        "Prevention(R)" shall mean the registered trademark of Rodale Press, Inc. which trademark is used as a designation for the origin of Rodale's Prevention(R) magazine.

        "Site" shall mean the site on the WWW currently referred to as "Prevention(R)," which is the site to be jointly produced by WNI and Rodale pursuant to Article 2 of this Agreement, and which includes the collection of the HTML files, brand features and concepts, database, and related scripts, all trademarks, servicemarks, logos and other distinctive brand features that relate to the Site excluding Rodale and Wire Networks' marks.

        "Site Name" shall mean the name or names jointly selected by the parties as the trademark(s) for the Site.

        "URL" shall mean the Universal Resource Locator, which provides a unique Internet protocol address for accessing an Internet page.

        "WWW" shall mean the World Wide Web, a system for accessing and viewing text, graphics, sound and other media via the Internet.

        1.2 Rules of Construction. As used in this Agreement, all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words "hereof," "herein," and "hereunder," and other words of similar import refer to this Agreement as a whole, including the Exhibits hereto, as the same may from time to time be amended or supplemented. The word "including," when used hereof is not intended to be exclusive and means "including, without limitation." References to "dollars" and "$$" are to be United States dollars. Headings contained in this Agreement are for ease of reference only and shall have no legal effect. The term "party" or "parties" shall mean, as the case may be, Rodale or WNI, individually or collectively. In constructing the terms of this Agreement, no presumption shall operate in favor of or against any party as a result of its counsel's role in drafting the terms and provisions hereof.

                               ARTICLE 2: THE SITE

        2.1 General Responsibilities of the Parties.

               (a) WNI's Responsibilities. WNI will be responsible for creating the initial design for the Site, based upon the Product Plan mutually agreed upon by both parties. WNI will have primary responsibility for producing, hosting and creating content for the Site during the Term of this Agreement.

               (b) Rodale's Responsibilities. Rodale will be responsible for providing content and resources from its print magazines and libraries and providing its promotional capabilities in accordance with the Product Plan.

        2.2 Product Plan.

                                       2.
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        The parties will jointly develop the Product Plan as soon as practicable after the execution hereof. Any change or additions to the Product Plan must be mutually agreed by the parties. The Product Plan wilt consist of an editorial plan, a site production and hosting plan and Site links.

        2.3 Editorial Plan.

               (a) An editorial plan will be developed by WNI and be approved by Rodale to articulate the editorial mix and subject matter categories for the Site. Editorial standards will be articulated in advance in the editorial plan so that a common understanding of article length, editorial tone and attitude is jointly understood. The editorial mix will be designed specifically for the [*]. The editorial plan will be documented as a part of the Product Plan and an editorial calendar will be created for the marketing plan and production schedule.

               (b) Rodale will assign one primary representative to carry out its responsibilities in accordance with the editorial plan. Rodale will be responsible for providing the editorial content (on disk), photos/artwork and other health content (e.g., video, databases, research) according to the production schedule set forth in the editorial plan and submitting it to WNI's Product Development manager. WNI will transform the content to WWW form (edit, add interactivity, audio, video, etc.). In addition, WNI will create original works for the Site, including derivative works based on content/resources provided by Rodale. All editorial content will be approved by the Rodale representative before being uploaded to the Site.

        2.4 Site Production and Hosting.

               (a) The Site will be developed in accordance with the Product Plan that Rodale and WNI have mutually agreed upon. Such mutual agreement will be required for any changes or additions to the Product Plan.

               (b) WNI will have primary responsibility for the Site design. Rodale will assign a single representative to carry out Rodale's responsibilities hereunder who will work in concert with a team from WNI to review the design and collaboratively work on changes to it. The initial Site design will be mutually agreed upon by the parties. Changes to the Site design after launch of the Site will be developed following the same process.

               (c) Upon approval of all editorial content, WNI will be responsible for formatting and uploading all data to the Site.

               (d) WNI will be in charge of creating and producing advertising banners, as well as uploading and rotating them on the Site. WNI will track advertising performance and provide weekly reports to Rodale detailing this performance. WNI will be in charge of tracking traffic on the Site, including visits and Page Views. Rodale will have daily access to traffic reports as well as original log files.

               (e) WNI will provide hosting services for the Site. This includes setup, monitoring and maintenance of the web server(s), providing Internet connectivity for the server(s) and producing reports on Site traffic.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       3.
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        2.5 Site Links.

               (a) WNI will provide promotional links to the Site. WNI will also promote the Site through advertising banners on its own WWW sites if there is available unsold advertising inventory.

               (b) At its discretion, Rodale will provide a link from all of its sites to the Site. Rodale will also promote the Site through advertising banners on its WWW sites if there is available unsold advertising inventory.

               (c) As soon as practicable after the execution of this Agreement, the parties will mutually agree on the content or a message to appear on the current "Women's Edge" site. In addition, a link will be provided on the Women's Edge quote/message page to the Women's Wire Body channel.

               (d) The design of the advertising banners or logo treatments will be mutually agreed upon by both parties.

        2.6 Advertising Rights.

               (a) WNI will have primary responsibility for the advertising strategy, advertising rates and discount policy and for selling and scheduling advertising space and managing inventory availability for the Site. In addition, WNI will be responsible for managing an advertising scheduling and tracking system to be implemented by WNI and Rodale as described in the Product Plan.

               (b) WNI and Rodale each agree to use reasonable commercial efforts to sell advertising space on the Site; provided, however, that neither party makes any representation or warranty with respect to the amount of advertising revenue to be generated by such party.

               (c) Both parties have the right to sell Advertising Rights inventory and receive a sales commission therefore in an amount not to exceed [*], provided, however, that no sales commission shall be paid based on any barter or other trade pursuant to Section 2.6(d) below. In such cases where Rodale or WNI bundles advertising on the Site with other advertising properties for a blended rate, the Advertising Revenue will be determined by calculating its pro rata share based on the rate card of each property. Each proposed sales transaction by Rodale shall be approved by WNI. Neither party shall sell to any party that sells tobacco or spirits. All ads will conform with Rodale's standards as set forth in Exhibit A.

               (d) Rodale and WNI agree that [*] of the total advertising inventory for the Site will be reserved ("Reserved Avails") for barters or other co-marketing arrangements intended to increase traffic or provide merchandise on the Site during its launch. [*]. At such time as [*] of available advertising inventory is sold out, such Reserved Avails will be eliminated and one hundred percent (100%) of the total advertising inventory will be available for sale.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       4.
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               (e) As soon as WNI sells advertising for the Site or hosts the server on which it resides (whichever is first), the Advertising Revenue shall become allocatable as set forth in 2.8(b) below.

        2.7 Marketing. In addition to the respective responsibilities of Rodale and WNI for links and advertising banners as set forth in Sections 2.5 and 2.6 above, WNI will have primary responsibility for performing all other consumer marketing activities, including the development of marketing programs and marketing collateral, to promote the Site; provided, however, that Rodale and WNI will mutually agree upon a product positioning strategy before any marketing program is commenced or before any changes are made to an ongoing marketing program. Rodale shall promote the Site in its print magazines and the magazines' specials. [*] Rodale shall promote the Site in all other franchise extensions as appropriate.

        2.8 Payments.

               (a) At the end of each three month period ("quarter") of this Agreement, representatives of Rodale and WNI will meet to report their respective cash investments in the Site for the preceding quarter and the Net Revenue (as defined below) in the quarter to determine the "Net Investment Differential" for the quarter and the "Cumulative Net Investment Differential" for the quarter. The Net Investment Differential for the quarter shall be calculated as:

                      [*]

        At the end of each quarter, new Cumulative Net Investment Differential will be calculated as:

                      [*]

        The party entitled to recoup a Cumulative Net Investment Differential shall also be entitled to "Interest" calculated as follows:

        At the end of each quarter, Interest will be added to the Cumulative Net Investment Differential. The previous Cumulative Net Investment Differential, if any, will be charged interest at a rate of 1.5% (.015) per month for the quarter outstanding. This Interest amount and the Net Investment Differential will be added to the previous Cumulative Net Investment Differential to arrive at the new Cumulative Net Investment Differential. In any quarter in which the new Cumulative Net Investment Differential becomes negative, Rodale will receive one half of the new Cumulative Net Investment Differential as of the end of that quarter.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       5.
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        Each of the parties hereto agrees that each such report shall reflect accurately and correctly its respective investment in the Site and that each such estimate shall be prepared in good faith and with best efforts to accurately estimate such party's investment.

               (b) Net Revenue (advertising revenue plus ancillary revenue) received from the Site shall be allocated between the parties in the following manner during each year of the Agreement: (i) [*]; (ii) thereafter [*]; and
(iii) such allocation shall apply to all revenue generated from the WWW including ancillary revenues generated by either party.

               (c) Both parties will submit budgets in advance to calculate the total development cost of the Site. Neither party shall deviate from the budget by more than [*] without the prior approval of the other party. WNI's budget is attached hereto as Exhibit B; Rodale's budget is attached hereto as Exhibit C.

               (d) Within forty-five (45) days following the end of each quarter, WNI will provide to Rodale a quarterly report of advertising sales (in a format mutually agreed upon by the parties) and will transfer to Rodale such portion of the Advertising Revenue for such quarter in accordance with the calculation set forth in Section 2.8(b) above.

               (e) In the event that (i) either party reasonably believes that the other's actual investment significantly varies from the amount reported in any given quarter or quarters pursuant to Section 2.8(b) above, or (ii) Rodale reasonably believes that an error has occurred in the monthly reports provided or amounts paid by WNI with respect to Advertising Revenue, such party may, at its own expense and upon ten (10) days prior written notice to the other party (the "Audited Party"), designate independent auditors or accountants (the "Auditor") to examine or audit the Audited party's records in a reasonable manner to verify the figures reported or amounts paid, as the case may be. In the event that the Auditor determines that either (x) the actual amount invested by the Audited Party is less than ninety percent (90%) of the amount reported by the Audited Party, or (y) the amount paid by the Audited Party is less than ninety percent (90%) of the actual amount owed by the Audited Party, as the case may be, then such difference, plus the fees of the Auditor, shall become immediately due and payable by the Audited Party upon notice to the Audited Party.

        2.9 Restrictive Covenants.

               (a) WNI recognizes that Rodale wishes to expose its users to the breadth and depth of its content in many forms. Similarly, Rodale recognizes that WNI relies on relationships with other WWW sites to drive traffic to its site and that the new Site is one of many WWW sites that it will manage.

               (b) Notwithstanding the foregoing, during the Term of this Agreement each party agrees not to enter into a relationship with a third party to create [*]


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       6.
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[*]. During the term hereof, both parties may amend the listing set forth in its
Exhibit with the prior written approval of the other party.

                    ARTICLE 3: REPRESENTATIONS AND WARRANTIES

        3.1 By Each Party. Each party to this Agreement represents and warrants to the other party that:

                      (i) such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

                      (ii) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound;

                      (iii) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; and

                      (iv) such party acknowledges that the other party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

        3.2 By WNI. In addition to the representations and warranties set forth in Section 3.1 hereto, WNI represents and warrants to Rodale that the rights granted under this Agreement to Rodale and the performance of WNI's obligations under this Agreement will not knowingly infringe in any manner any U.S. Intellectual Property right of any third party and that the Site will not knowingly contain any information that is obscene, defamatory, libelous, slanderous or that would otherwise result in any injury, damage or harm to any person or that infringes any U.S. Intellectual Property rights of any third party. WNI makes no representations or warranties that the content and its supporting code will be compatible with any systems other than the systems being utilized for the Site.

        3.3 By Rodale. In addition to the representations and warranties set forth in Section 3.1 hereto, Rodale represents and warrants to WNI that the rights granted under this Agreement to WNI and the performance of Rodale's obligations under this Agreement will not knowingly infringe in any manner any U.S. Intellectual Property right of any third party and that the Site will not knowingly contain any information that is obscene, defamatory, libelous, slanderous or that would otherwise result in any injury, damage or harm to any person or that infringes any U.S. Intellectual Property rights of any third party.

        3.4 No Additional Warranties. EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES INCLUDING THE CONTENT AND SOFTWARE CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       7.
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AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF
PERFORMANCE.

               ARTICLE 4: INDEMNIFICATION; LIMITATION OF LIABILITY

        4.1 Indemnification by WNI. WNI, at its own expense, will indemnify, defend and hold harmless Rodale, and its employees, representatives and agents, against any claim, suit, action, or other proceeding brought against Rodale, to the extent that such claim, suit, action or other proceeding is based on or arises from:

                      (i) a claim that the use of the Site in accordance with this Agreement infringes any Intellectual Property right of any third party, or any right of personality or publicity, is libelous or defamatory, or otherwise results in injury or damage to any third party;

                      (ii) any misrepresentation or breach of representation or warranty of WNI contained herein; or

                      (iii) any breach of any covenant or agreement to be performed by WNI hereunder.

WNI will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by or in connection with or arising from any such claim, suit, action or proceeding attributable to any such claim.

        4.2 Indemnification by Rodale. Rodale, at its own expense, will indemnify, defend and hold harmless WNI, and its employees, representatives and agents, against any claim, suit, action, or other proceeding brought against WNI, to the extent that such claim, suit, action or other proceeding is based on or arises from:

                      (i) a claim that the use of the Site in accordance with this Agreement infringes any Intellectual Property right of any third party, or any right of personality or publicity, is libelous or defamatory, or otherwise results in injury or damage to any third party;

                      (ii) any misrepresentation or breach of representation or warranty of Rodale contained herein; or

                      (iii) any breach of any covenant or agreement to be performed by Rodale hereunder.

Rodale will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by WNI in connection with or arising from any such claim, suit, action or proceeding attributable to any such claim.

        4.3 Limitation of Liability. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, EVEN IF THAT PARTY HAS BEEN ADVISED

                                       8.
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OF THE POSSIBILITY OF SUCH DAMAGES, ARISING FROM ANY PROVISION OF THIS
AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. IN NO EVENT SHALL EITHER PARTY'S LIABILITY UNDER THIS AGREEMENT EXCEED THE COSTS EXPENDED BY THE OTHER PARTY HEREUNDER.

                        ARTICLE 5: TERM AND TERMINATION

        5.1 Initial Term and Renewals. This Agreement will become effective as of the Effective Date and shall, unless sooner terminated as provided below or as otherwise agreed, remain effective for an initial term of two years from the launch date of the Site (the "Initial Term"). After the Initial Term, this Agreement shall automatically be extended for successive additional one-year periods (each an "Extension Term"), unless otherwise terminated by either party by giving written notice to the other party not less than thirty (30) days prior to the end of the initial Term or any Extension Term then in effect. As used herein, the "Term" shall mean the Initial Term and any Extension Term(s).

        5.2 Early Termination. Notwithstanding the foregoing, this Agreement may be terminated at any time by either party, effective immediately upon notice, if the other party: (i) becomes insolvent; (ii) files a petition in bankruptcy; (iii) makes an assignment for the benefit of its creditors; or (iv) breaches its obligations of confidentiality set forth in Article 6 below. Either party may terminate this Agreement, effective upon thirty (30) days notice, in the event that the other party breaches any of its responsibilities or obligations under this Agreement in any material respect (including, without limitation, failure to pay) which breach is not remedied within thirty (30) days following written notice to such party.

        5.3 Change in Control of WNI. In the event of a change of control of WNI. which results in a controlling interest of WNI being owned by [*] listed in Exhibit F, (a controlling interest being defined as an ownership interest which permits the election of that number of directors of WNI required to approve of a sale, merger, dissolution and liquidation of WNI under WNI's Articles of Incorporation and Bylaws), Rodale may: (i) immediately withdraw the use of any Rodale wholly-owned trademark, including Prevention(R) (notwithstanding that such withdrawal may require the Site Name to be changed); and (ii) Rodale shall have the right to terminate the Agreement upon [*] written notice. During the term hereof, both parties may amend the listing set forth in this Exhibit with the prior written approval of the other party.

        5.4 Effect of Termination. Any termination pursuant to this Article 5 shall be without any liability or obligation of the terminating party, other than with respect to any breach of obligations under this Agreement prior to termination. The provisions in Articles 3, 4, 6, 7 and 8 shall survive any termination or expiration of this Agreement.

                           ARTICLE 6: CONFIDENTIALITY

        Rodale and WNI hereby acknowledge that each of them may have access to confidential and proprietary information which relates to the other party's technology, marketing and business (the "Confidential Information"). Each party agrees to preserve and protect the


*Certain information on this page has been omitted and filed separately with the
 Commission. Confidential treatment has been requested with respect to the
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                                       9.
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confidentiality of the Confidential Information and not to disclose any applicable Confidential Information to any third party without the prior written consent of the other party; provided, however, that any party hereto may disclose to any other party any information which receiving party can prove is:
(i) already publicly known; (ii) discovered or created by the receiving party without reference to the Confidential Information; or (iii) otherwise learned through legitimate means other than from a third party under confidentiality obligations. Moreover, any party hereto may disclose any Confidential Information hereunder to such party's agents, attorneys and other representatives or any court or competent jurisdiction or any other party empowered hereunder as reasonably required to resolve any dispute between the parties hereto.

                              ARTICLE 7: OWNERSHIP

        7.1 Site Name.

               (a) As between the parties, Rodale will retain all rights to the names and trademarks "Prevention(R)" and "Prevention(R)'s Bodysense" and existing department names in the Prevention(R) Magazine and WNI will retain all rights to the names and trademark "Women's Wire" and "Beatrice's Web Guide" and existing department names in "Women's Wire" website and "Beatrice's Web Guide" website.

               (b) If the parties chose a different name or names other than "Prevention(R)" or "Prevention(R)'s Bodysense" for the Site Name, such name or names and all rights including trademark in and to such name or names will be jointly owned (50%/50%) by each party.

        7.2 Site Content.

               (a) The parties shall jointly own (50%/50%) all rights including copyright, in and to the original works created hereunder for the Site including derivative works based on existing works owned by either party.

               (b) The parties shall jointly own (50%/50%) all rights including copyright in and to the compilation prepared by WNI comprised of the works including code set forth in (a) above. Such jointly owned property is hereinafter referred to as Site Content.

               (c) WNI shall have the responsibility for registration of the copyright and trademark of the Site Content and Site Name in the United States Copyright Office and Trademark Office and in such other jurisdictions as the parties mutually agree. All such registrations shall be in the names of both parties.

        7.3 Right of First Refusal and Rights Upon Termination.

               (a) At any time, one party may make an offer to purchase all of the other party's ownership interest in the Site Content (and if the Site Name is jointly owned, the Site Name) from the other party. The parties agree that neither party can license, sell or otherwise transfer any or all rights in the Site, Site Content and/or Site Name to a third party without the prior written consent from the other. Each party has the right of first refusal to purchase all or part of the ownership interest in the Site Content of the other party (at the same price and on the terms

                                      10.

and conditions) if the other party has received an offer to license or sell it or them to a third party.

               (b) If this Agreement is terminated by one party for any reason, the following will occur:

                      (i) The rights to the Site Content created up to the date of termination will continue to be co-owned by Rodale and WNI. Both parties may continue to use the Site Content without the right to license or sell to third parties unless one party buys the rights ownership interest of the other party. Each party using the Site Content must pay to the other a royalty of 50% of net revenues it receives from such use. Each party commits that it will evaluate a new royalty rate on a case-by-case basis.

                      (ii) If the Site Name is Prevention(R) and Rodale chooses to allow continued use of the name, WNI shall pay Rodale a royalty of [*] of net revenues for the usage of the Site Name as long as the name is used.

                      (iii) If the party that terminates the contract or breaches the contract resulting in a termination of the contract also owns all rights to the Site Name, that party will be prevented from using that URL for a period of one year unless permission is granted from the other party.

                      (iv) If the Site Name (and all related names) is jointly owned by Rodale and Wire Networks and one party terminates the contract or breaches the contract, resulting in termination of the contract, the second party will have the exclusive right to use the jointly owned names and must pay the first party a royalty of [*] of net revenues when using such names.

                        If the second party does not exercise its right to exclusive use of the name(s), then the first party will have the right to use the name(s) and must pay the second party [*].

                        At any time either party may purchase the exclusive right to (the name from the other party upon terms and conditions to be negotiated between the parties.

                            ARTICLE 8: MISCELLANEOUS

        8.1 Public Announcement. The parties hereto will issue a joint press release regarding this Agreement at a time that is mutually agreed to by the parties. No party will make any separate public announcement regarding this Agreement or any of the contents contained herein without the prior consent of the other party.

        8.2 Assignment. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Either party may assign this Agreement to a wholly owned subsidiary provided that the Assignor shall remain responsible for its obligations hereunder, otherwise, neither party may assign this Agreement, in whole or in part, without the other party's prior written consent which shall not unreasonably be withheld.


*Certain information on this page has been omitted and filed separately with the
 Commission. Confidential treatment has been requested with respect to the
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                                      11.
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        8.3 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without reference to conflicts of laws rules, and without regard to its location of execution or performance.

        8.4 Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force.

        8.5 Notices. All notices, requests and other communications called for by this Agreement shall be deemed to have given upon receipt if made by mail, courier or personal delivery, or immediately if made by telecopy or electronic mail (confirmed by concurrent written notice sent first-class U.S. mail, postage prepaid), if to Rodale at 33 East Minor Street, Emmaus, Pennsylvania 18098-0099, Attention Barbara Newton (FAX (610) 967-7723; E-mail: bnewton 1 @rodalepress.com) and if to WNI at 1820 Gateway Drive, Suite l50, San Mateo, California 94404, Attention: Ellen Pack, Vice President (FAX (415) 378-6599; E-mail: ellen@women.com), or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

        8.6 Relationship of Parties. Neither this Agreement, nor any terms and conditions contained herein may be construed as creating or constituting a partnership, joint venture or agency relationship between the parties. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

        8.7 Waiver. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights.

        8.8 Entire Agreement. This Agreement and its exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

        8.9 Expenses. Each party shall bear its own expenses, including legal fees, incurred in the negotiation and documentation of this Agreement.

        8.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

        8.11 Force Majeure. Neither party shall be liable for any failure or delay in its performance under this Agreement due to causes including, but not limited to, acts of God, acts of civil or military authority, fires, floods, earthquakes, riots, wars, sabotage, or governmental actions, which are beyond its reasonable control; provided, however, that such affected party take reasonable efforts to mitigate the effects of such causes.

                                      12.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

RODALE                                            WIRE NETWORKS, INC.


By:/s/  Barbara Newton                            By: /s/  Marleen R. McDaniel
        -------------------------------               ------------------------
Title:  VP, Director of Publishing                Title: CEO & President
        -------------------------------                 ----------------------



                                      13.

                                          EXHIBIT A

                          PREVENTION MAGAZINE ADVERTISING STANDARDS


        Advertising will not be accepted:

1.      That promotes a product deemed defective or unsafe by the FDA.

2. That promotes a product, therapy, or service whose possible harm to the customer outweighs its benefits.

3. That promotes a health product for which there is no good evidence of benefit, and no good reason to believe there is a benefit.

If there is any question about whether an advertiser is acceptable or not, WNI will contact Gloria McVeigh at Rodale at (610) 967-8201 or Karyn Barczewski, Advertising Business Manager. at (610) 967-8503.




                                      14.

                                    EXHIBIT B

                                   WNI BUDGET

                                  HEALTHY _________________

                                REVENUE AND EXPENSE STATEMENT

Revenue                             [*]
Less Commissions

NET REVENUE

EDITORIAL & PRODUCTION:
Editorial Expense
Production Expense
Design Expense
Product Development Expense
Content Expense
TOTAL EDITORIAL & PRODUCTION

OPERATIONS & TECHNICAL:
Operations Expense
Tech Ops Expense
TOTAL OPERATIONS & TECHNICAL

MARKETING EXPENSE:
Marketing Staff
Advertising
Promotional
Other
TOTAL MARKETING

Sales Expense
TOTAL SALES EXPENSE

Legal/Other Expense
TOTAL LEGAL/OTHER EXPENSE


TOTAL DEPT EXPENSE

OVERHEAD ALLOCATION (30%)

TOTAL EXPENSE


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

                   WIRE NETWORKS' PREVENTION COST PROJECTIONS
-----------------------------------------------------------------------------------------------------------------------
Overhead:                           30%

                                                       -------      --------     --------      --------    ----------
                                                        1Q97          2Q97         3Q97          4Q97         TOTAL
                                                       -------      --------     --------      --------    ----------
Costs:
Editorial & Design
--------------------------------------------------      [*]
Producer
Editorial Staff
Illustration/Design
HTML Design & Production
Programming (JAVA, Perl, CGI)
Travel
Content/Writing
Other


Site Hosting & Software
--------------------------------------------------
Server Fees & Maintenance
Software Licenses, Reporting/Audit
Technical Staff



Sales and Marketing
--------------------------------------------------
Sales Staff
Travel & Entertainment
Public Relations
Sales Materials/Collateral
Marketing Staff
Market Research
Creative/Production
Site Promotion
Banner Advertising



Sub-Total
Overhead

TOTAL COSTS


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                          EXHIBIT C

                                        RODALE BUDGET

Exhibit C

                    RODALE PRESS PREVENTION COST PROJECTIONS
-----------------------------------------------------------------------------------------------------------------------
Overhead:             30%
                                           ------       -------      -------       -------      --------
                                            1Q97          2Q97         3Q97          4Q97         TOTAL
                                           ------       -------      -------       -------      --------
EDITORIAL                                   [*]
Researcher


ADVERTISING
Cost of Page
Page in Specials
PR



Sub-Total
Overhead

TOTAL


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D

                RESTRICTIONS ON RODALE THIRD PARTY RELATIONSHIPS



      [*]


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT E

                  RESTRICTION ON WNI THIRD PARTY RELATIONSHIPS



        [*]


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT F

                   WNI CHANGE [N CONTROL - RESTRICTED ENTITLES



        [*]


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.